EXHIBIT 24
                                 POWER OF ATTORNEY



            Each Director of Public Service Electric and Gas Company whose signature appears below hereby appoints Robert C. Murray the agent for service named in this Amendment No. 1, as attorney-in-fact, to execute in the name of each such person and to file with the Securities and Exchange Commission any and all additional amendments, including post-effective amendments to this Registration Statement.


           Signature                     Title                      Date
           ---------                     -----                      ----

   /s/ E. James Ferland      Chairman of the Board and         June 4, 1996
   --------------------
   E. James Ferland          Chief Executive Officer and
                             Director (Principal Executive
                             Officer)

   /s/ Robert C. Murray      Senior Vice President and         June 4, 1996
   -------------------------
   Robert C. Murray          Chief Financial Officer
                             (Principal Accounting
                             Officer)

   /s/ Patricia A. Rado      Vice President and Controller     June 4, 1996
   -------------------------
   Patricia A. Rado          (Principal Accounting
                             Officer)

   /s/ Lawrence R. Codey     Director                          June 4, 1996
   -------------------------
   Lawrence R. Codey

   /s/ Raymond V. Gilmartin Director                           June 4, 1996
   -------------------------
   Raymond V. Gilmartin

   /s/ Irwin Lerner          Director                          June 4, 1996
   ----------------
   Irwin Lerner

   /s/ James C. Pitney       Director                          June 4, 1996
   -------------------
   James C. Pitney

   /s/ Forrest J. Remick     Director                          June 4, 1996
   ---------------------
   Forrest J. Remick